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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:  Terrence Bowshier
VP - Director of Investor Relations
(614) 464-5078

             State Auto Financial Announces Third Quarter Results

-     Quarterly net income of $0.12 per share

-     Catastrophes added $57.6 million to quarterly losses

-     Core underwriting performance remains strong

Columbus, Ohio (October 26, 2004) - State Auto Financial Corporation (NASDAQ:
STFC) today reported third quarter net income of $5.0 million, or $0.12 per diluted share, versus $15.6 million or $0.38 per diluted share for the same period in 2003. Net operating earnings* per share were $0.12 diluted, versus $0.36 diluted, for the same period in 2003.

STFC's combined ratio for the quarter was 105.1, on a GAAP basis, versus 97.6 for the third quarter of 2003. Catastrophe losses, which included four hurricanes, accounted for $57.6 million or 22.7 loss ratio points during the third quarter of 2004. This compares to $16.9 million and 6.9 loss ratio points for the same period in 2003. STFC's third quarter revenue was $273.1 million, up from $265.1 million for the same period in 2003.

Revenue for the first nine months of 2004 was $819.4 million, up from $781.6 million for the same period in 2003. For the first nine months of 2004, net income was $72.0 million, or $1.77 per diluted share, compared with $44.9 million or $1.12 per diluted share for the same 2003 period, an increase of 60%. STFC shareholders' book value per share increased 12.3% during the first nine months of 2004 to $15.40 per share. The year to date GAAP combined ratio for 2004 stands at 93.9 compared to 98.9 for 2003.

"During the third quarter of this year the southeastern United States experienced an unprecedented four major hurricanes. Despite our long-standing strategy of controlling concentrations of property exposures, State Auto incurred significant losses. The lives of thousands of our policyholders have been affected by the ravages of these storms. We are extremely proud of our claim associates and their efforts to help our policyholders recover from this destruction," said STFC Chairman and CEO Bob Moone.

"While catastrophe losses severely impacted our third quarter results, our core operating ratios continued to reflect strong performance. Excluding these losses, our combined ratio for the quarter was outstanding. Our year to date combined ratio of 93.9 allows us to be optimistic that 2004 will produce the best annual results in STFC's history," added Moone.

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State Auto Financial Corporation, headquartered in Columbus, Ohio, is a regional property and casualty insurance holding company engaged primarily in writing both personal and commercial lines of insurance. The company markets its products through more than 22,700 independent agents associated with over 3,300 agencies in 26 central and eastern states, excluding New York, New Jersey and the New England states. The State Auto Insurance Companies' pool carries an A+ (Superior) rating from A.M. Best Co.

------------------------------------

*Net operating earnings, a non-GAAP financial measure which management believes is informative to Company management and investors, differ from GAAP net earnings only by the exclusion of realized capital gains or losses, net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounts to $0.00 for the third quarter and $0.11 for 2004 year to date compared to $0.02 and $0.15 for the same periods in 2003.

*  *  *  *  *  *

STFC has scheduled a conference call with interested investors for Tuesday, October 26, 10:00 a.m. ET to discuss the company's third quarter 2004 performance. Live and archived broadcasts of the call can be accessed via links on www.STFC.com. A replay of the call can be heard beginning at noon October 26, by calling 1-888-419-2885. Supplemental schedules detailing the company's third quarter 2004 financial, sales and underwriting results are made available on www.STFC.com prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

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                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Figures in millions, except per-share amounts)
                                   (unaudited)

                                                                  Three Months Ended    Nine Months Ended
                                                                     September 30         September 30
                                                                 2004        2003       2004       2003
                                                               --------    --------   --------   --------
Net premiums written                                           $  262.9    $  261.6   $  778.3   $  752.6
                                                               --------    --------   --------   --------
Earned premiums                                                   253.6       246.1      754.7      720.1
Net investment income                                              18.0        16.0       53.3       47.6
Net realized gains on investments                                   0.2         1.5        6.9        9.6
Other income                                                        1.4         1.5        4.5        4.3
                                                               --------    --------   --------   --------
  Total revenue                                                   273.2       265.1      819.4      781.6
                                                               --------    --------   --------   --------
Income before federal income taxes                                  2.6        20.8       97.8       58.3
Federal income tax expense (benefit)                               (2.4)        5.2       25.8       13.3
                                                               --------    --------   --------   --------
Net income                                                     $    5.0    $   15.6   $   72.0   $   45.0
                                                               ========    ========   ========   ========
Earnings per share:
     - basic                                                   $   0.12    $   0.40   $   1.81   $   1.15
     - diluted                                                 $   0.12    $   0.38   $   1.77   $   1.12
Earnings per share from operations *:
     - basic                                                   $   0.12    $   0.37   $   1.70   $   0.99
     - diluted                                                 $   0.12    $   0.36   $   1.66   $   0.97
Weighted average shares outstanding:
     - basic                                                       40.0        39.3       39.8       39.2
     - diluted                                                     40.9        40.3       40.7       40.0
Book value per share                                           $  15.40    $  13.12
Dividends paid per share                                       $  0.045    $  0.040   $  0.125   $  0.110
Total shares outstanding                                           40.0        39.3
GAAP ratios:
     Loss and LAE ratio                                            74.7        69.5       64.0       69.9
     Expense ratio                                                 30.4        28.1       29.9       29.0
                                                               --------    --------   --------   --------
     Combined ratio                                               105.1        97.6       93.9       98.9
                                                               ========    ========   ========   ========
* Net income from operations:
Net income                                                     $    5.0    $   15.6   $   72.0   $   45.0
Less net realized gains on investments,
  less applicable federal income taxes                              0.1         1.0        4.5        6.2
                                                               --------    --------   --------   --------
Net income from operations                                     $    4.9    $   14.6   $   67.5   $   38.8
                                                               ========    ========   ========   ========